Exhibit 99.1

Kentucky First Federal Bancorp

Hazard, Kentucky, Frankfort, Kentucky, Danville, Kentucky and Lancaster, Kentucky

For Immediate Release February 19, 2026

Contact: Don D. Jennings, President, or Tyler Eades, Vice President

(502) 223-1638

216 West Main Street

P.O. Box 535

Frankfort, KY 40602

KENTUCKY FIRST FEDERAL BANCORP ANNOUNCES TERMINATION OF THE AGREEMENT BY AND BETWEEN FIRST FEDERAL SAVINGS BANK OF KENTUCKY AND THE OCC

Kentucky First Federal Bancorp (Nasdaq: KFFB), the holding company (the “Company”) for First Federal Savings and Loan Association of Hazard and First Federal Savings Bank of Kentucky, Frankfort, Kentucky, announced that the Office of the Comptroller of the Currency (the “OCC”), the primary regulator of First Federal Savings Bank of Kentucky, has published notification today that it has terminated the OCC’s formal written agreement, dated August 13, 2024 (the “Agreement”), with First Federal Savings Bank of Kentucky.

First Federal Savings Bank of Kentucky President and Chief Executive Officer, R. Clay Hulette, stated, “We are very pleased to have the Agreement terminated in less than 20 months. We appreciate the OCC’s timely recognition of our achievements and grateful for the hard work of our team to expeditiously address the issues raised by the Agreement.”

With the termination of the agreement, the Bank is no longer considered in “troubled condition” pursuant to 12 C.F.R. § 5.51(c)(7)(ii) and is an “eligible savings association” for purposes of 12 C.F.R. § 5.3. Further, the individual minimum capital requirements (“IMCRs”) imposed concurrently with the Agreement will no longer be enforced, although the Bank’s capital levels have exceeded, and continue to exceed, the IMCRs.

Forward-Looking Statements

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Act of 1995 or the Securities and Exchange Commission in its rules, regulations and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. These forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “intend” and “potential,” or words of similar meaning, or future or conditional verbs such as “should,” “could,” or “may.”

Kentucky First Federal Bancorp’s actual results, performance or achievements may materially differ from those expressed or implied in the forward-looking statements. Risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, general economic conditions; prices for real estate in the Company’s market areas; the interest rate environment and the impact of the interest rate environment on our business, financial condition and results of operations; our ability to pay future dividends and if so at what level; our ability to pay dividends from First Federal Savings and Loan Association of Hazard and First Federal Savings Bank of Kentucky to the Company in order for the Company to pay dividends to shareholders; the ability of First Federal MHC to receive approval of its members to waive the payment of any Company dividends to First Federal MHC; competitive conditions in the financial services industry; changes in the level of inflation; the impacts of tariffs, sanctions and other trade policies of the United States and its global trading counterparts; changes in the demand for loans, deposits and other financial services that we provide; the possibility that future credit losses may be higher than currently expected; competitive pressures among financial services companies; the ability to attract, develop and retain qualified employees; our ability to maintain the security of our data processing and information technology systems; the outcome of pending or threatened litigation, or of matters before regulatory agencies; changes in law, governmental policies and regulations, rapidly changing technology affecting financial services, and the other matters mentioned in Item 1A of the Company’s Annual Report on Form 10-K for the year ended June 30, 2025. Except as required by applicable law or regulation, the Company does not undertake the responsibility, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

About Kentucky First Federal Bancorp

Kentucky First Federal Bancorp is the parent company of First Federal Savings and Loan Association of Hazard, which operates one banking office in Hazard, Kentucky, and First Federal Savings Bank of Kentucky, which operates three banking offices in Frankfort, Kentucky, two banking offices in Danville, Kentucky and one banking office in Lancaster, Kentucky. Kentucky First Federal Bancorp shares are traded on the Nasdaq National Market under the symbol KFFB. At December 31, 2025, the Company had approximately 8,086,715 shares outstanding of which approximately 58.5% was held by First Federal MHC.